                      AMERICAN NORTEL COMMUNICATIONS, INC.
                        COMPUTATION OF EARNINGS PER SHARE


                                                       2000         1999
                                                   3RD QUARTER   3RD QUARTER
BASIC EARNINGS PER SHARE: (NOTE 1)

Common shares outstanding, beginning of period      15,403,785   15,153,785

Effects of weighting shares:
   Weighted common shares issued                             -   (1,082,627)
                                                 -------------  ------------

Weighted average number of common shares            15,403,785   14,071,158
                                                 =============  ============
   outstanding

Net Income                                        2,051,309.69  $802,208.23
                                                 =============  ============

Earnings Per Share                                        0.13  $      0.06
                                                 =============  ============


DILUTED EARNINGS PER SHARE: (NOTE 1)

Common shares outstanding, beginning of period      15,403,785   15,153,785

Effects of weighting shares:

   Weighted common shares issued                             -   (1,082,627)
                                                                ------------
   10% convertible debentures                                -        5,844
                                                 -------------  ------------

Weighted average number of common shares and
   common equivalent shares outstanding             15,403,785   14,077,002
                                                 =============  ============

Net Income                                       $2,051,309.69  $802,208.23
                                                 =============  ============

Earnings Per Share                               $        0.13  $      0.06
                                                 =============  ============

       See the accompanying notes to these unaudited financial statements


NOTE  1:
--------

     Earnings per common share and common equivalent share are computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. The Company's 10% convertible debentures are considered to be common stock equivalents. Consequently, the number of shares issuable, assuming full conversion outstanding of these debentures as of the beginning of the fiscal year, is added to the number of common shares. A fully diluted earnings per share is computed assuming conversion of all debentures.


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